                                   EXHIBIT B

               TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
               --------------------------------------------------
                           DURING THE PAST SIXTY DAYS
                           --------------------------

-----------------------------------------------------------------------------------------
Settlement                  For the                  Price per
  Date          By         Account of    Quantity      Share       Type of Trade   Broker
-----------------------------------------------------------------------------------------
10/17/97        Partners   BVF           155,640     $4.0000       Purchase        SBSH
----------------------------------------------------------------------------------------
10/17/97        Partners   ILL10          15,000     $4.0000       Purchase        SBSH
----------------------------------------------------------------------------------------
10/17/97        Partners   PAL            18,000     $4.0000       Purchase        SBSH
----------------------------------------------------------------------------------------
10/17/97        Partners   ZPG             9,000     $4.0000       Purchase        SBSH
----------------------------------------------------------------------------------------
10/17/97        Partners   BVF, Ltd.     130,000     $4.0000       Purchase        SBSH
----------------------------------------------------------------------------------------

  SBSH         =          Smith Barney